EXHIBIT 99

2006 ANNUAL REPORT

Stockholder Information

The Annual Meeting

The Annual Meeting of Shareholders will be held Wednesday, April 25, 2007, at 2:00 p.m. in the Bank of Floyd’s conference room, 101 Jacksonville Circle, Floyd, Virginia.

Requests for Information

Requests for additional information should be directed to Mrs. Annette Battle, Corporate Secretary, Cardinal Bankshares Corporation, P.O. Box 215, Floyd, Virginia, 24091; telephone (540) 745-4191.

Independent Auditors	Corporate Counsel

Elliott Davis, LLC	LeClair Ryan
Certified Public Accountants	1800 Wachovia Tower
Post Office Box 760	Drawer 1200
Galax, Virginia 24333	Roanoke, Virginia 24006

Federal Deposit Insurance Corporation

The Bank is a member of the FDIC. This statement has not been reviewed, or confirmed for accuracy or relevance by the Federal Deposit Insurance Corporation.

Member of Federal Reserve Bank of Richmond

Member of Federal Home Loan Bank of Atlanta

Banking Offices

Cave Spring Office	Hillsville Office	Willis Office
4094 Postal Drive	185 South Main Street	5598B Floyd Highway South
Roanoke, Virginia 24018	Hillsville, Virginia 24343	Willis, Virginia 24380
(540) 774-1111	(276) 728-2341	(540) 745-4191
ATM location	ATM location

Christiansburg Office	Tanglewood Office	Opening Late Spring 2007 Fairlawn Office
2145 Roanoke Street SE	4309 Starkey Road	7349 Peppers Ferry Blvd
Christiansburg, Virginia 24073	Roanoke, Virginia 24018	Radford, Virginia 24141
(540) 381-8121	(540) 776-0800
ATM location	ATM location

Floyd Office	West Salem Office
101 Jacksonville Circle	1634 West Main Street
Floyd, Virginia 24091	Salem, Virginia 24153
(540) 745-4191	(540) 387-4533
ATM location	ATM location

Board of Directors of Cardinal Bankshares Corporation and Bank of Floyd

Dr. Joseph Howard Conduff, Jr.	Ronald Leon Moore	Dorsey H. Thompson
General Dentist	Chairman, President & CEO	Farmer
Cardinal Bankshares Corporation and Bank of Floyd
William R. Gardner, Jr.		G. Harris Warner, Jr.
Semi-Retired Educator		Attorney-at-Law
Floyd County Public Schools	Dr. A. Carole Pratt	Warner & Renick PLC
General Dentist
Kevin D. Mitchell	Drs. Pratt and Mansell, D.D.S.
Dairy Farmer

Officers of Cardinal Bankshares Corporation

Ronald Leon Moore	Chairman of the Board, President, and Chief Executive Officer
Dr. Joseph Howard Conduff, Jr.	Chair of Audit Committee
William R. Gardner, Jr.	Vice Chairman of the Board
Stephanie Sigman	Senior Vice President, Controller and Principal Financial Officer
Wanda M. Gardner	Senior Vice President – Internal Auditor
Dianne H. Hamm	Senior Vice President – Compliance
Betty Whitlock	Senior Vice President – Information Systems
Annette V. Battle	Senior Vice President – Corporate Secretary

Officers of Bank of Floyd

Executive
Ronald Leon Moore	Chairman of the Board, President and Chief Executive Officer
Dr. Joseph Howard Conduff, Jr.	Chair of Audit Committee
William R. Gardner, Jr.	Vice Chairman of the Board
Fred L. Newhouse, Jr.	Executive Vice President – Lending
Stephanie Sigman	Cashier and Principal Financial Officer
Annette V. Battle	Senior Vice President – Corporate Secretary

Main Office
Wanda M. Gardner	Senior Vice President – Internal Auditor
Dianne H. Hamm	Senior Vice President – Compliance
Sunny K. Pratt	Senior Vice President – Credit Review
Betty A. Whitlock	Senior Vice President – Manager of Information Systems
Ola Lee Driskell	Vice President – Lending
Patricia B. Spangler	Vice President – Funds Management
Marie V. Thomas	Vice President
Shelby L. Rutherford	Assistant Vice President – Human Resources
Patricia K. Harris	Assistant Vice President – Branch
Carolyn W. Reed	Assistant Vice President – Branch
Ronnie L. Stump	Assistant Cashier – Security Officer
Yara S. Middleton	Administrative Assistant – Finance
Gary D. Young	Purchasing Officer - Building & Grounds
Sandra K. Mabery	Supervisor – Card Operations
Betty Moran	Supervisor – Bookkeeping
Jan R. Rorrer	Supervisor – Loan Operations
Gail N. Goad	Supervisor – Computer Operations

Cave Spring Office
Tami I. Millard	Supervisor of Branch Operations

Christiansburg Office
Bill R. Hubble	Vice President – Branch Manager
Sharon N. Zeman	Assistant Vice President – Supervisor of Branch Operations

Hillsville Office
Eugene G. Shockley	Vice President – Branch Manager
Frances I. Sharpe	Assistant Cashier – Supervisor of Branch Operations

Tanglewood Office
Keith S. Elliott	Assistant Vice President – Branch Manager
Lisa C. Ratliff	Supervisor of Branch Operations

West Salem Office

Willis Office

Stock Listing

Cardinal Bankshares Corporation common stock is traded on the OTC Bulletin Board. Current market quotations for the common stock can be obtained at http://otcbb.com/dynamic/ using the symbol CDBK.

Stock Transfer Agent

Bank of Floyd serves as transfer agent for Cardinal. You may write the transfer agent as follows: Stock Transfer Agent, Bank of Floyd, P.O. Box 215, Floyd, VA 24091, telephone 540-745-4191 or toll-free at 1-888-562-4130.

Investor Relations & Financial Statements

Cardinal Bankshares Corporation’s Annual Report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission, may be obtained without charge by visiting the Corporation’s web site at http://www.bankoffloyd.com and by selecting the Cardinal Bankshares Corporation link. Copies of these documents can also be obtained without charge upon written request. Requests for this and other financial information about Cardinal should be directed to: Stephanie Sigman, Senior Vice President, Cardinal Bankshares Corporation, P.O. Box 215, Floyd, VA 24091.

Cardinal Bankshares Corporation

Post Office Box 215

Floyd, Virginia 24091

Phone: (540) 745-4191

Fax: (540) 745-4133